Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Anika Therapeutics, Inc. Charles Sherwood, Ph.D., CEO William Knight, CFO (781) 932-6616

Pondel/Wilkinson Klein Susan Klein (508) 358-4315 Rob Whetstone (323) 866-6060

ANIKA THERAPEUTICS ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

WOBURN, Mass. — May 6, 2003 — Anika Therapeutics, Inc. (NASDAQ:ANIK) today announced that revenue for the first quarter ending March 31, 2003 rose 42% to $3,384,000 from $2,390,000 for the same period last year.  The company reported a net loss for the quarter of $313,000, or $.03 per share, compared with a loss of $1,804,000, or $.18 per share, for the first quarter of 2002.

Charles H. Sherwood, Ph.D., president and chief executive officer, said higher ophthalmic product sales with the addition of a new customer in May 2002 contributed to revenue growth for the quarter.    Sales of HYVISC®, a treatment for equine osteoarthritis, were also up on a quarter-over-quarter basis, due in part to distributor inventory replenishment for certain units shipped without required regulatory approval in the latter part of 2002, as Anika previously reported.

Anika’s gross profit for the quarter was 42% of sales versus 13% for the first quarter of 2002, mostly reflecting increased unit volumes combined with manufacturing efficiency gains achieved during 2002.  Research and development expenses totaled approximately $809,000 versus $1,090,000 for the comparable 2002 quarter, a period of high patient accrual for Anika’s ORTHOVISC clinical trial.  Selling, general and administrative expenses were $1,115,000 compared with $1,080,000 for the same period last year. Results for the first quarter also included a non-recurring tax refund of $154,000.  Anika’s cash and short-term investments at March 31, 2003 totaled $13.0 million compared with $13.5 million at December 31, 2002 and $12.4 million at March 31, 2002.

“Right now we are very focused on conducting the final analyses of our ORTHOVISC Phase III human clinical trial data in preparation for filing a submission with the Food & Drug Administration for U.S. market approval,” Sherwood said.  “We also are hard at work toward adding international marketing and distribution partners for ORTHOVISC and narrowing in on a potential U.S. marketing partner.”  Sherwood noted that Anika plans to increase expenditures in 2003 on marketing its current products and on potential clinical trials for therapies in its product pipeline.

Conference Call Information

The company will hold a conference call to review its financial results today at 11:00 a.m. EDT.  To listen to the conference call, dial (706) 634-1550 approximately 10 minutes before the starting time and reference Anika Therapeutics.  The call can also be accessed through a live Internet broadcast at Anika’s Web site, http://www.anikatherapeutics.com/newset.htm.  The call will be archived at the same Web site beginning at 2 p.m. today for one year through May 6, 2004.

About Anika Therapeutics, Inc.

Headquartered in Woburn, Mass., Anika Therapeutics, Inc. (www.anikatherapeutics.com) develops, manufactures and commercializes therapeutic products and devices intended to promote the repair, protection and healing of bone, cartilage and soft tissue.  These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body.

The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements that may be identified by words such as “expectations,” “remains,” “focus,” “expected,” “intend,” “our goal,” “our strategy,” “prospective,” “expanding,” “building,” “continue,” “progress,” “efforts,” “hope,” “believe,” “objectives,” “opportunities,” “will,” “seek,” and other expressions which are predictions of or indicate future events and trends and which do not constitute historical matters identify forward-looking statements.  These statements also include statements regarding: (i) the Company’s efforts and expectations in entering into long-term arrangements to market and distribute ophthalmic and osteoarthritis products, (ii) the level of the Company’s revenue or sales in particular geographic areas and/or for particular products, (iii) the market share of any of the Company’s products, (iv) expectations regarding future results of operations, (v) the Company’s intention to strengthen, expand and grow its ophthalmic franchise, (vi) the Company’s goal of obtaining FDA approval for ORTHOVISC®, (vii) the Company’s intention to increase market share for Orthovisc in international markets or otherwise penetrate growing markets for osteoarthritis of the knee, (viii) the Company’s intentions on continuing research and development expenditures, (ix) the Company’s ability to develop new products, including therapies in the existing product pipeline or develop any such products with meaningful sales, and (x) the Company’s corporate objectives and research and development and collaboration opportunities.  These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and other factors.  The Company’s actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors including: (i) the Company’s ability to successfully complete clinical trials of ORTHOVISC® on a timely basis or at all, obtain clinical data to support a pre-market approval application and/or FDA approval, and/or receive FDA or other regulatory approvals of ORTHOVISC® or that such approvals will not be obtained in a timely manner or without the need for additional clinical trials; (ii) the success of the Company’s efforts to improve the financial performance of its business; (iii) the Company’s research and product development efforts and their relative success, including whether the Company has any meaningful sales of any new products resulting from such efforts;(iv) the strength of the Turkish economy in general and other economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas or (v) future determinations by the Company to allocate resources to products and in directions not presently contemplated.  Any delay in receiving any regulatory approvals may adversely affect the Company’s competitive position.  Even if regulatory approvals are obtained, there is a risk that meaningful sales of the products may not be achieved.    There is also a risk that (i) the Company’s existing distributors or customers will not continue to place orders at historical levels or that any of them will seek to modify or terminate existing arrangements, (ii) the Company’s efforts to enter into long-term marketing and distribution arrangements will not be successful, including enlisting a distribution partner for ORTHOVISC®, (iii) new distribution arrangements will not result in meaningful sales of the Company’s products, or (iv) increased sales of the Company’s products, including HYVISC®, ORTHOVISC® or its ophthalmic products will not continue or sales will decrease, any of which may have a material adverse effect on the Company’s business and operations.  Certain other factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include those set forth under the headings “Business,” “Risk Factors and Certain Factors Affecting Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and Current Reports on Form 8-K, as well as those described in the Company’s other press releases and SEC filings.

Anika Therapeutics, Inc. and Subsidiaries

Consolidated Statements of Operations

	Quarter Ended March 31,
	2003	2002
Product revenue	$3,370,000	$2,385,000
License revenue	14,000	5,000
Total revenue	3,384,000	2,390,000
Cost of product revenue	1,969,000	2,087,000
Gross profit	1,415,000	303,000
Operating expenses:
Research and development	809,000	1,090,000
Selling, general and administrative	1,115,000	1,080,000
Total operating expenses	1,924,000	2,170,000
Loss from operations	(509,000)	(1,867,000)
Interest income, net	42,000	63,000
Loss before income tax benefit	(467,000)	(1,804,000)
Income tax benefit	154,000	—
Net loss	$(313,000)	$(1,804,000)

Basic and diluted net loss per common share	$(0.03)	$(0.18)
Shares used to calculate basic and diluted net loss per common share	9,934,280	9,934,280

Anika Therapeutics, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$10,490,000	$11,002,000
Marketable securities	2,500,000	2,500,000
Accounts receivable, net	948,000	1,198,000
Inventories	3,174,000	2,924,000
Prepaid expenses and other current assets	245,000	320,000
Total current assets	17,357,000	17,944,000
Property and equipment, at cost	9,715,000	9,619,000
Less: accumulated depreciation	(7,927,000)	(7,679,000)
	1,788,000	1,940,000
Long-term deposits	143,000	143,000
Notes receivable from officers	59,000	59,000
Total assets	$19,347,000	$20,086,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$719,000	$845,000
Accrued expenses and other current liabilities	1,548,000	1,703,000
Customer deposit	—	327,000
Deferred revenue	329,000	147,000
Total current liabilities	2,596,000	3,022,000

Stockholders’ equity:
Preferred stock, $.01 par value; 1,250,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value; 30,000,000 shares authorized, 9,991,943 shares issued	100,000	100,000
Additional paid-in capital	31,640,000	31,640,000
Treasury stock (at cost, 57,663 shares)	(280,000)	(280,000)
Accumulated deficit	(14,709,000)	(14,396,000)
Total stockholders’ equity	16,751,000	17,064,000
Total liabilities and stockholders’ equity	$19,347,000	$20,086,000